UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500 Denver, CO (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock, $0.01 par value per share	COR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Stockholders of CoreSite Realty Corporation (the “Company”) was held on May 19, 2021 as a virtual meeting via live audio webcast, at which the Company’s stockholders voted on, and approved, the following proposals:

Proposal 1.  Election of directors, each to serve until the 2022 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert G. Stuckey	37,429,359	664,251	1,667,877
Paul E. Szurek	37,902,270	191,340	1,667,877
Jean A. Bua	30,848,554	7,245,056	1,667,877
Kelly C. Chambliss	37,806,197	287,413	1,667,877
Patricia L. Higgins	37,989,625	103,985	1,667,877
Michael R. Koehler	37,413,477	680,133	1,667,877
Michael H. Millegan	37,480,834	612,776	1,667,877
David A. Wilson	37,237,771	855,839	1,667,877

Proposal 2.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,410,604	333,770	17,113	—

Proposal 3.  Advisory vote to approve the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,826,276	1,229,288	38,046	1,667,877

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORESITE REALTY CORPORATION

Date: May 25, 2021	By:	/s/ Jeffrey S. Finnin
		Name:	Jeffrey S. Finnin
		Title:	Chief Financial Officer